Securities and Exchange Commission
                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 29, 2004


                            EXPLORATIONS GROUP, INC.
                        --------------------------------
                (Name of Registrant as specified in its charter)

       Delaware                          000-49864               65-1089222
       --------                          ---------               ----------
(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)           File No.)           Identification No.)


       1801 Clint Moore Road, Suite 108, Boca Raton, Florida (561)997-1188
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                  INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01 REGULATION FD DISCLOSURE
and
ITEM 8.01 OTHER EVENTS

On July 29, 2004 we executed a Reorganization Agreement (the "Agreement") with Parking Pro, Inc. and its Shareholders. Parking Pro is a newly formed corporation organized and operating under the laws of the State of New York. Parking Pro and/or affiliates thereto, are operators of public parking facilities in the New York Metropolitan area under leases and management contracts covering parking facilities owned by non-affiliated property owners.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statement of Business Acquired.

                  Filed herewith

         (b) Pro forma financial information.

         No pro forma financial statements are filed herewith. The Company will file all required pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K/A must be filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Explorations Group, Inc.


 /s/ Michelle Tucker
 -------------------
 BY: Michelle Tucker, president
 Dated: This 26th day of August 2004

                       PARKING PRO, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Parking Pro, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Parking Pro, Inc. and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in capital deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Parking Pro, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, at December 31, 2003, the Company has a capital deficit and a negative working capital position. In addition, the Company's subsidiaries are dependent upon a related entity, F.B. Acquisitions, Inc. (not consolidated or combined herein), to process transactions, including their cash receipts and disbursements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note D, the Internal Revenue Service has a lien on all property and rights to the property of the Company's subsidiaries' former parent, Smart Parking, Inc.

New York, New York
July 29, 2004

PARKING PRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                      -------------------------
                                                         2003            2002
                                                      ---------       ---------
ASSETS

Current assets:
   Cash ........................................      $   8,000
   License fees receivable .....................         16,000       $  16,000
   Real estate tax receivable ..................         39,000          16,000
   Prepaid rent ................................         13,000
                                                      ---------       ---------

      Total current assets .....................         76,000          32,000

Security deposits ..............................         76,000          76,000
Deferred license fees ..........................         13,000          16,000
Deferred management contract revenue ...........         29,000          17,000
Deferred income taxes, net .....................         15,000          30,000
                                                      ---------       ---------

                                                      $ 209,000       $ 171,000
                                                      =========       =========

LIABILITIES AND CAPITAL DEFICIT

Current liabilities:
   Bank overdraft ..............................                      $  13,000
   Accrued expenses ............................      $ 401,000         378,000
   Advance parking revenue .....................         10,000           8,000
   Due to landlords ............................        212,000         111,000
   Current income taxes payable ................        137,000          51,000
   Sales tax payable ...........................          4,000           3,000
   Deferred rent - current .....................         22,000          12,000
   Due to F.B. Acquisitions, Inc. ..............                         29,000
                                                      ---------       ---------

      Total current liabilities ................        786,000         605,000

Deferred rent - less current portion ...........         54,000          69,000
Security deposit payable .......................         15,000          15,000
                                                      ---------       ---------

      Total liabilities ........................        855,000         689,000

Commitments and contingencies

Capital deficit:
   Common stock, $0.001 par value -
      authorized 1,000,000 shares,
      3,000 issued and outstanding
   Accumulated deficit .........................       (646,000)       (518,000)
                                                      ---------       ---------

                                                      $ 209,000       $ 171,000
                                                      =========       =========

See notes to consolidated financial statements

PARKING PRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31,
                                                      -------------------------
                                                          2003          2002
                                                      -----------   -----------
Revenue:
   Parking .........................................  $   689,000   $   754,000
   Management contract and license fee .............      401,000       365,000
   Other ...........................................        2,000         2,000
                                                      -----------   -----------

                                                        1,092,000     1,121,000

   Reimbursement of real estate taxes ..............       23,000        16,000
                                                      -----------   -----------

      Total revenue ................................    1,115,000     1,137,000
                                                      -----------   -----------

Costs and expenses:
   Costs of parking ................................      509,000       624,000
   Costs of management contract and license fee ....      291,000       288,000
   Reimbursed real estate taxes ....................       23,000        16,000
                                                      -----------   -----------

                                                          823,000       928,000

   General and administrative ......................       58,000        58,000
   Write off of amounts due from affiliate .........      262,000       136,000
                                                      -----------   -----------

      Total costs and expenses .....................    1,143,000     1,122,000
                                                      -----------   -----------

(Loss) income before provision for income taxes ....      (28,000)       15,000

Provision for income taxes:
   Current .........................................       85,000        53,000
   Deferred ........................................       15,000         7,000
                                                      -----------   -----------

Net loss ...........................................  $  (128,000)  $   (45,000)
                                                      ===========   ===========

See notes to consolidated financial statements

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

PARKING PRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIT


                                        Common Stock     Accumulated
                                     Shares     Amount     Deficit      Total
                                    --------   --------   ---------   ---------

Balance - January 1, 2002 ........     3,000              $(473,000)  $(473,000)
Net loss .........................                          (45,000)    (45,000)
                                    --------              ---------   ---------

Balance - December 31, 2002 ......     3,000               (518,000)   (518,000)
Net loss .........................                         (128,000)   (128,000)
                                    --------              ---------   ---------

Balance - December 31, 2003 ......     3,000              $(646,000)  $(646,000)
                                    ========              =========   =========

See notes to consolidated financial statements

PARKING PRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         Year Ended December 31,
                                                         ----------------------
                                                            2003         2002
                                                         ---------    ---------
Cash flows from operating activities:

   Net loss ..........................................   $(128,000)   $ (45,000)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
        Changes in:
           License fees receivable ...................                  (16,000)
           Deferred license fees .....................       3,000       (1,000)
           Prepaid rent ..............................     (13,000)
           Real estate tax receivable ................     (23,000)     (16,000)
           Deferred rent expense .....................      (5,000)       4,000
           Deferred income taxes, net ................      15,000        7,000
           Deferred management contract revenue ......     (12,000)     (17,000)
           Current income taxes payable ..............      86,000       51,000
           Advance parking revenue ...................       2,000       (5,000)
           Due to landlord ...........................     101,000      110,000
           Due to F.B. Acquisitions, Inc. ............     (29,000)    (397,000)
           Accrued expenses ..........................      23,000      322,000
           Sales tax payable .........................       1,000       (3,000)
                                                         ---------    ---------
              Net cash provided by (used in)
                 operating activities ................      21,000       (6,000)

Cash flows from financing activity:
   Bank overdraft ....................................     (13,000)       6,000
                                                         ---------    ---------

Net increase in cash .................................       8,000            0
Cash at January 1 ....................................           0            0
                                                         ---------    ---------

Cash at December 31 ..................................   $   8,000    $       0
                                                         =========    =========


Supplemental disclosure of cash flow information:
   Cash paid during the year for income taxes ........   $   3,000    $   4,000

See notes to consolidated financial statements

PARKING PRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002


NOTE A - THE COMPANY

Parking Pro, Inc. ("Parking") or ("Company") was formed in the State of New York on May 25, 2004 and through July 20, 2004 Parking was inactive. On July 20, 2004, Parking issued 3,000 shares of common stock to acquire all of the outstanding capital stock of three operating companies affiliated by common ownership: Big Scherm Corp. ("Big Scherm"), Chiefs Management Corp. ("Chiefs") and NYC Parking Services Corp. ("NYC") (collectively, the "Company") from Discount Management, LLC and Signature Management, LLC which are 100 percent owned by Ian and Eric Brown, respectively. The acquisitions of Big Scherm, Chiefs and NYC were treated as a merger of businesses under common control and a recapitalization. The accompanying consolidated financial statements present the recorded assets and liabilities of the separate entities are recognized at their historical cost and the results of operations of the separate entities are reported as though they had been combined as of the beginning of the earliest period presented.

The Company operates and leases public parking garages in New York City.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company experienced recurring net losses and at December 31, 2003 has negative working capital and a capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to obtain additional equity and/or debt financing to support planned operations and satisfy obligations. There is no assurance that the Company will obtain additional financing or support the Company's current operations. The financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary as a result of this going-concern uncertainty.

NOTE B - REORGANIZATION

On July 29, 2004 the Company executed a Reorganization Agreement (the "Agreement") with Explorations Group, Inc. ("Explorations"). Under terms of the Agreement, the Company's shareholders shall exchange all of the issued and outstanding shares of common stock of the Company in exchange for 1.5 million shares of Explorations common stock, $.01 par value and 60,000 Class B voting convertible preferred shares. Each Class B voting convertible preferred share is convertible into 100 shares of Explorations common stock. Of the total 7.5 million shares of common stock which may be received by the Company's shareholders, a total of 6 million shares shall be designated "Restricted Shares". Upon the acquisition by the Company of interests in other public parking facilities (a "Facility") either owned or operated by affiliates of the Company or third parties (a "Facility Acquisition"), for which it acquires leases and/or management contracts, all restrictions and cancellation provisions on six (6) Restricted Shares shall be removed for each one hundred dollars ($100.00) in annualized earnings before interest, taxes, depreciation and amortization ("EBITDA") acquired by the Company as a result of such Facility Acquisition, which shall be determined by the December 31, 2003 financial statements for each such Facility. The restrictions shall be removed from the Restricted Shares held by the holders of the Restricted Shares on a pro rata basis. In the event that on February 15, 2005 any Restricted Shares remain, all such remaining Restricted Shares shall be deemed cancelled.

In the event that the aggregate EBITDA of the Company's subsidiaries for the year ended December 31, 2003, shall be more than five percent (5%) lower than $150,000 or the EBITDA for the three months ended March 31, 2004 (the "EBITDA Target") shall be more than five percent (5%) lower than $102,412, the total number of common shares issued to the Company's shareholders at closing shall be reduced from 1.5 million in an amount equal to the percentage that the EBITDA shall be less than the EBITDA Target.

PARKING PRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002


NOTE C - SIGNIFICANT ACCOUNTING POLICIES

[1]  Basis of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and account balances have been eliminated in consolidation.

[2]  Cash and cash equivalents:

     Cash and cash equivalents include cash on hand and in banks. These cash equivalents are carried at cost, which approximates market value.

[3]  Revenue recognition:

     The Company accounts for license fee, and management contract revenue over the term of the related agreements on a straight-line basis. The difference between the license fee and management contract revenues collected and the straight-line license fee and management contract revenues is included in deferred and recognized over the terms of the respective agreements.

     Parking revenue from monthly customers is recognized in accordance with the terms of the underlying contracts.

     Parking revenue from transient parking services is recognized as cash is received.

[4]  Advertising costs:

     Advertising costs are charged to expense as incurred. Advertising costs for the years ended December 31, 2003 and 2002 are approximately $12,000 and $2,000, respectively.

[5]  Leases:

     The Company accounts for operating lease obligations on a straight-line basis. The difference between actual lease payments and straight-line lease expenses over the term of the lease is included in deferred rent and will be amortized over the lease term.

[6]  Income taxes:

     The Company will file a consolidated federal income tax return. The Company uses the asset and liability method to account for income taxes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

[7]  Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, include consideration of the collectibility of amounts due and the fair value of certain items which are highly subjective in nature.

PARKING PRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002


NOTE D - TRANSACTIONS WITH RELATED PARTIES

During the years ended December 31, 2003 and 2002, the Company's subsidiaries utilized an entity related through common management, F.B. Acquisitions, Inc., which processes their cash receipts and disbursements and provides other services. In addition, Chiefs does not maintain its own bank account. No formal agreement exists and no separate fee has been charged for such services. F.B. Acquisitions, Inc. collected on behalf of the Company's subsidiaries revenues of $239,000 and $246,000 in 2003 and 2002, respectively. In addition, F.B. Acquisitions, Inc. remitted on behalf of the Company's subsidiaries expenses of $164,000 and $167,000 in 2003 and 2002, respectively.

The Company recorded as an expense the balance of the amounts due from this related entity ($262,000 and $136,000 at December 31, 2003 and 2002, respectively), as collectibility is uncertain.

NOTE E - LEASE COMMITMENTS

Big Scherm, Chiefs and NYC lease parking garages under operating leases for varying periods through 2012 which are generally renewable at their option. Certain leases contain provisions for additional rental payments based on increases in certain indexes. Future minimum lease payments for all noncancelable leases with initial terms of one year or more consisted of the following at December 31, 2003:

         Year Ending
         December 31,           Amount
         ------------         ----------
         2004                 $  279,000
         2005                    286,000
         2006                    293,000
         2007                     38,000
         2008 to 2012            180,000
                              ----------

                              $1,076,000
                              ==========

Rent expense included in costs of parking and costs of management contract and license fee for all leases amounted to approximately $536,000 and $528,000 for the years ended December 31, 2003 and 2002, respectively. Rent also includes a charge for real estate taxes based on formulas as provided in the leases.

NOTE F - CONTINGENCY

The Internal Revenue Service has a federal tax lien against all the property and rights to the property of Big Scherm, Chiefs and NYC's former parent, Smart Parking, Inc., which is 100 percent owned by Ian and Eric Brown.

PARKING PRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002


NOTE G - LICENSE AGREEMENT

On April 28, 2000 Chiefs entered into a license agreement for a term of five years commencing on May 1, 2000 to provide a third party with the right to park its vehicles on a lot that is leased by Chiefs. The license agreement provides for the third party to pay for all expenses including real estate taxes. The license agreement also provides for future minimum license fees as follows:

         Year Ending
         December 31,           Amount
         ------------         ----------

             2004             $  136,000
             2005                 46,000
                              ----------

                              $  182,000
                              ==========

NOTE H - MANAGEMENT FEE AGREEMENT

On March 13, 2002, Big Scherm entered into a management agreement for a term of five years commencing on March 15, 2002 with a third party who will manage and maintain the Big Scherm parking facilities that it currently leases under an operating lease. Under the terms of the agreement the Company will receive future minimum fees as follows:

         Year Ending
         December 31,           Amount
         ------------         ----------

             2004             $  273,000
             2005                286,000
             2006                288,000
             2007                 60,000
                              ----------

                              $  907,000
                              ==========

In addition, Big Scherm received $21,000 in fees from the third party prior to the commencement of the agreement.

NOTE I - INCOME TAXES

For the years ended December 31, 2003 and 2002 the Company had a deferred tax asset of approximately $15,000 and $30,000, respectively, resulting from the differences between the financial statement carrying amount of deferred rent expense and its respective tax basis. For the years ended December 31, 2003 and 2002 the Company has a deferred tax liability of approximately $13,000 and $8,000, respectively, resulting from the differences between the financial statement carrying amount of deferred rental income and its respective tax basis.

PARKING PRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002


NOTE I - INCOME TAXES  (CONTINUED)

Income tax expense from operations consists of the following:

                                                    Year Ended December 31,
                                                    -----------------------
                                                       2003        2002
                                                     --------    --------
         Current:

             Federal ............................    $ 47,000    $ 24,000
             State and city .....................      38,000      29,000
                                                     --------    --------

               Total current tax expense ........    $ 85,000    $ 53,000
                                                     ========    ========

         Deferred:

             Federal ............................    $ 13,000    $  5,000
             State and city .....................       2,000       2,000
                                                     --------    --------

               Total deferred tax expense .......    $ 15,000    $  7,000
                                                     ========    ========


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